UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 28, 2018

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 8.01 regarding the issuance by TETRA Technologies, Inc. (“TETRA”) of shares of its common stock (“Common Stock”), par value $0.01, pursuant to the Purchase Agreement (as defined in Item 8.01) is incorporated by reference into this Item 3.02. As part of the aggregate consideration payable at the closing, TETRA issued the number of shares of Common Stock set forth in Item 8.01.  In addition to the shares issued pursuant to the Purchase Agreement, TETRA issued an aggregate of 420,992 shares of restricted stock as employee inducement awards to certain employees of Swiftwater Energy Services, LLC (“Swiftwater”) in accordance with the New York Stock Exchange Listed Company Manual Rule 303A.08.  The issuance of the Common Stock and restricted stock was made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy securities of TETRA.

Item 7.01 Regulation FD Disclosure

On March 1, 2018, TETRA issued a news release announcing the closing of the Acquisition (as defined in Item 8.01).  A copy of the news release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 28, 2018, TETRA closed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of Swiftwater Energy Services, LLC pursuant to an Equity Interest Purchase Agreement (the “Purchase Agreement”) by and among TETRA, Hunter J. Morris, in his capacity as Sellers Representative, and the other sellers identified therein.  The consideration payable pursuant to the Purchase Agreement was $42 million in cash, subject to post-closing adjustment, and 7,772,021 shares of Common Stock.  In addition, the sellers also have the right to receive earnout payments, in an aggregate amount of up to $15 million, calculated on EBITDA and revenue (each as defined in the Purchase Agreement) of the combined water management business of both Swiftwater and of TETRA (the “Earnout Business”) in the Permian Basin in respect of the period from January 1, 2018 through December 31, 2019.  The earn-out may be paid in cash or shares of Common Stock, at the election of TETRA.  The cash portion of the Acquisition was funded with available cash and borrowings under TETRA’s credit facility.  The Purchase Agreement was more fully described in TETRA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated March 1, 2018, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel

Dated: March 1, 2018